AMERICAN CENTURY GROWTH FUNDS, INC.

ARTICLES OF AMENDMENT

	AMERICAN CENTURY GROWTH
FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of
Maryland that:

	FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

      SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by
Section 2-605(a)(2) of the Maryland General
Corporation Law, the Board of Directors of the Corporation has duly adopted resolutions authorizing renaming of duly established and allocated series of the Corporation's stock as follows:

Old Series Name
New Series Name
Legacy Focused Large
Cap Fund
Focused Dynamic
Growth Fund

	THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on June 21, 2016.

      IN WITNESS WHEREOF, AMERICAN
CENTURY GROWTH FUNDS, INC. has caused
these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 24th day of May, 2016.


ATTEST:

AMERICAN CENTURY
GROWTH FUNDS, INC.






/s/ Otis H. Cowan

/s/ Charles A. Etherington
  Otis H. Cowan

	Charles A. Etherington
  Assistant Secretary

	Senior Vice President

	THE UNDERSIGNED SENIOR VICE
PRESIDENT OF AMERICAN CENTURY
GROWTH FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.


Dated:	May 24,
2016

/s/ Charles A. Etherington


Charles A. Etherington,
Senior Vice President


77Q1(a)